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EXHIBIT 10.34

SPECIALTY LABORATORIES

January 30, 2002

VIA FAX: 44-1382 561-201

Mr. George Zajieck
Business Development Director
Axis-Shield Diagnostics, Limited
The Technology Park
Dundee
DD2 1XA
United Kingdom

Re:    COLI-A1

Dear George:

        This confirms our agreement reached at the AACC in Chicago last year that Specialty will conduct a clinical study of the COLI-A1 assay and other osteoporosis markers, using clinically well-defined samples, with the intention of publishing the study's results. In exchange Axis-Shield will extend Specialty's exclusive rights to perform the COLI-A1 assay commercially in the United States at least through December 31, 2002.

        I can confirm that Specialty has purchased 200 positive and 200 control DNA samples from Genomics Collaborative for this purpose. Specialty will begin the study as soon as we have jointly resolved certain technical issues with the assay.

        Please confirm this understanding by signing this letter and returning it to me by fax at 310-586-7235.

Sincerely,

Thomas Kosco
VP Business Development

Confirmed:

        George Zajieck, Business Development Director

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EXHIBIT 10.34